TRIARC RESTAURANT GROUP


         SENIOR EXECUTIVE MID-TERM CASH INCENTIVE
         PLAN
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               2


I.       OVERVIEW AND OBJECTIVES

         The Senior Executive Mid-term Cash Incentive Plan (MTCIP or The Plan) provides incentives and rewards to Triarc Restaurant Group (TRG) managers and key employees who contribute to TRG's success and are involved in setting policy and making strategic decisions that influence the Company's mid-term profitability and value to the shareholder.

         The MTCIP was specifically designed by TRG and Triarc to support the Company's business needs and fit its distinctive culture. The Plan directly supports the Company's mid-term profitability objectives and, when longer-term business goals are met or exceeded, will pay competitive incentive compensation levels.

         The Plan's purpose is to:

         o     Provide focus on the Company's critical mid-term profit goals
         o Drive participants to perform at superior levels for sustained periods of time
         o     Encourage a team approach throughout the Company
         o Reward participants for their contribution to the Company's success
         o     Enable the Company to attract and retain outstanding employees.

II.      THE ROLE OF THE MTCIP AND CASH COMPENSATION

         At TRG, cash compensation includes base salaries, annual incentives and, for MTCIP participants, mid-term incentive awards. The mid-term incentive awards -- unlike base salaries and similar to annual incentives -- vary from period to period according to Company performance.

         The MTCIP is designed to pay competitive levels of incentive compensation when business profit objectives are achieved. To the extent the Company exceeds its performance objectives, MTCIP participants will have the opportunity to earn higher awards. However, if actual results are below established objectives, incentive compensation will decrease.

III.     DEFINITIONS

         Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for the purposes of the Plan:

         The COMPANY or TRG means Arby's, Inc., d/b/a Triarc Restaurant Group.

         The BOARD or BOARD OF DIRECTORS means the Board of Directors of the Company.

         The PLAN or MTCIP means the Senior Executive Mid-term Cash Incentive Plan of the Company.
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               3


         PARTICIPANT means an eligible TRG employee selected for participation in the Plan.

         PERFORMANCE PERIOD means the three-year fiscal-year period, commencing with the three-year period ending fiscal year 1998. Should the Company's fiscal year change, Target Incentive Awards and performance standards will be adjusted to reflect the extended or shortened period on a pro rata basis.

         EBIT means the Company's earnings before interest and taxes, determined in accordance with generally accepted accounting principles consistently applied.

         AGGREGATE EBIT means EBIT for a Performance Period.

         TARGET INCENTIVE AWARD means the amount expected to be paid for Company performance at expected levels.

IV.      PLAN ELIGIBILITY

         Designated TRG executives in key decision-making positions which enable them to have a material impact on the mid-term performance of the Company are eligible to participate in the MTCIP. Participants will be approved by the Board of Directors at the beginning of each Performance Period and participants will promptly be notified of their participation.

         Only a full-time employee of the Company shall be entitled to participation under the Plan.

V.       TARGET INCENTIVE

         A Participant's target incentive is expressed as a percentage of his/her Annual Base Salary. Annual Base Salary is defined as twelve times the employee's monthly salary as of the last day of the last year of each Performance Period. For each Performance Period, a participant will receive a letter which sets out the objective for Aggregate EBIT (the "Objective") for the Performance Period and the percentage of Annual Base Salary to be paid if such Objective is achieved. For each Performance Period, the Objective will be determined by reference to
         (a) the current year's approved Annual Operating Plan and (b) the next two successive years within the Company's approved five (5) year Long Range Plan, which is usually completed during the timeframe immediately preceding the development of the Company's Annual Operating Plan. Any changes or modifications to a Participant's Letter must be in writing and must be approved by the Company's Board of Directors.

         As new Performance Periods begin every year, there will eventually be three concurrent Performance Periods.
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               4


                           1996     1997    1998     1999     2000     2001

         Period 1          X        X       X
         Period 2                   X       X        X
         Period 3                           X        X        X
         Period 4                                    X        X        X


VI.      80% FINANCIAL OBJECTIVE ACHIEVEMENT

         If achievement of the Objective for any Performance Period is greater than or equal to 80%, but less than 101% of Objective, payment will be made according to the following guidelines. At 80% achievement, the actual payout will be 50% of target. For each additional two percentage points achievement between 80% and 100%, the actual payout will increase by five percentage points.

VII.     REWARD FOR ABOVE-PLAN OBJECTIVE FINANCIAL PERFORMANCE

         In the event Objective is exceeded, payment will be made according to the following guidelines. An incremental five percentage points will be earned for each two percentage points over the Objective that the Company achieves up to a maximum of 50% above the Objective.

VIII.    CONDITIONS FOR PAYMENT OF INCENTIVE COMPENSATION

         A Participant must be in the employ of the Company at the end of the Performance Period to be entitled to incentive compensation under the Plan, as outlined above, with the following exceptions:

                  1.       DEATH

                           If a Participant dies during the Performance Period, incentive compensation will be proportioned to the duration of his/her participation in the Plan during the Performance Period ("prorated"). For any year during the Performance Period which was not completed at the time of the Participant's death, it will be assumed that the Company achieved 100% of the Objective for that year for purposes of calculating the Participant's incentive compensation. Such compensation shall be paid to the Participant's beneficiary within ninety (90) days of the Participant's death, as determined by the Company's President.
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               5


                  2.       APPROVED LEAVES OF ABSENCES

                           If a Participant is absent from work for any reason such as illness, disability, service in the armed forces, etc., or is able to work only part-time during the Performance Period, the Company will, in its sole discretion, determine the extent to which such Participant is entitled to incentive compensation. Each case will be handled on the basis of its own circumstances.

                  3.       TRANSFERS OUT OF TRIARC RESTAURANT GROUP

                           If a Participant transfers to Triarc Companies, Inc. or any affiliate, the incentive compensation payable under the Plan will be prorated, but only if the Participant is still employed by Triarc Companies, Inc. or an affiliate on the last day of the Performance Period. Payout for prorated months will occur only if Participant does not receive a payout under a mid-term incentive plan from Triarc Companies, Inc. or any affiliate for the same prorated period of time. For any year during the Performance Period which was not completed at the time of the Participant's transfer, it will be assumed that the Company achieved 100% of the Objective for that year for purposes of calculating the Participant's incentive compensation.

                  4.       TERMINATION WITHOUT CAUSE

                           If a Participant is terminated without cause during the Performance Period, within thirty (30) days after the date of termination, the Company will pay to the Participant an amount equal to the amount accrued for the Participant pursuant to the MTCIP as of the date of termination.

If a Participant is not in the employ of the Company on the last day of a Performance Period for any reason other than those stated in (1) through (3) above, such Participant shall not be entitled to incentive compensation from the Plan, unless the Board of Directors of the Company, in its sole discretion, determines otherwise.

IX.      AWARD PAYMENT

         Senior Executive Mid-term Incentive Awards will be paid as soon as practicable after the close of the audited books for the final year of the Performance Period. Awards are expected to be made within three months of the end of a Performance Period. Payments will be made to Participants in cash.

         The determinations made by the Board in the event of normal retirement or disability will be made based on an analysis of the Participant's contribution during employment, the trend of performance measurement factors to the date of such retirement or disability and any other pertinent factors.
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               6


X.       MISCELLANEOUS

         Within the limitations set forth herein, the Company may adopt and, as appropriate, revise the procedures necessary to implement the terms and conditions of the Plan.

         The Plan does not constitute a contract of employment and the Company specifically reserves its right to terminate a Participant's employment at any time with or without cause, and with or without notice or assigning a reason.

         Participation, or lack of participation, in the Plan with respect to a particular Performance Period does not imply participation, or lack of participation, for any subsequent Performance Period.

         In no event may a Participant draw upon or have any right to payments which may be earned under the Plan until the end of the Performance Period and final determination of award payments.

Participants who have accrued rights to payments under the Plan shall be general creditors of the Company and shall not have any interest in the income or assets of the Company. Rights to awards may not be assigned, used as collateral or otherwise transferred or disposed of voluntarily or involuntarily without the Company's prior written consent.

XI.      PLAN AMENDMENT AND TERMINATION

         The Board of Directors shall have the power, in its sole discretion, to amend, suspend or terminate the Plan at anytime, except that no such action shall adversely affect the rights under any award previously made without the consent of the affected Participant.
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                                    EXHIBIT A


                                   TRG - MTCIP

                             FINANCIAL TARGETS/CYCLE

1996-1998    CYCLE  1
1996 Operating Profit N/A
1997 Operating Profit [*]
1998 Operating Profit [*]


PARTICIPANTS:
R. Smith
[*]


1997-1999    CYCLE 2
1997 Operating Profit [*]
1998 Operating Profit [*]
1999 Operating Profit [*]


PARTICIPANTS:
R. Smith
[*]

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[*]  Redacted pursuant to a request for confidential treatment pursuant to Rule
     24b-2.
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Triarc Restaurant Group Senior Executive Mid-term Incentive Plan               8


                                   TRG - MTCIP

                             FINANCIAL TARGETS/CYCLE


1998-2000    CYCLE 3
1998 Operating Profit [*]
1999 Operating Profit [*]
2000 Operating Profit [*]


PARTICIPANTS:
Same as Cycle 2


1999-2001    CYCLE 4
1999 Operating Profit [*]
2000 Operating Profit [*]
2001 Operating Profit [*]


PARTICIPANTS:
Same as Cycle 2

NOTE:  [*]

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[*]  Redacted pursuant to a request for confidential treatment pursuant to Rule
     24b-2.